EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated as of the 10th day of December, 1999 (the "AGREEMENT"), by and among (i) ILINK TELECOM, INC. ("ILINK"), a Nevada corporation having its principal office at 666 Burrard Street, Suite 1170, Vancouver, British Columbia, V6C 2X8, (ii) 9278 DISTRIBUTORS INC. ("9278"), a New York corporation having its principal office at 1942 Williamsbridge Rd., Bronx, New York 10461, and (iii) SAJID KAPADIA (the "Executive"). Each of iLink and 9278 are sometimes hereinafter individually referred to as a "COMPANY" and together as the "COMPANIES."

                                R E C I T A L S:

         Each of the Companies desires to employ the Executive, and the Executive desires to accept such employment by the Companies, upon the terms and conditions hereinafter set forth.

         In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:


         1.   Employment and Duties.

         (a) iLink agrees to employ the Executive as its Chairman of the Board and Chief Executive Officer and the Executive accepts such employment and agrees to perform all duties and services consistent with the Executive's position. The Executive shall be the highest ranking official of iLink and shall hold the highest executive authority within iLink

         (b) 9278 agrees to employ the Executive as its Chairman of the Board and Chief Executive Officer and the Executive accepts such employment and agrees to perform all duties and services consistent with the Executive's position. The Executive shall be the highest ranking official of 9278 and shall hold the highest executive authority within 9278. iLink, in its capacity as a shareholder of 9278, shall take no action inconsistent with this Agreement.

         (c) The Executive agrees to devote at least two-thirds of the Executive's business time, attention and energy to perform the Executive's duties and services hereunder; provided, however, that the Executive may conduct other projects which do not detract a significant amount of the Executive's time and attention from his duties and services hereunder. The Executive shall not be required to perform his duties hereunder at a location other than at the corporate headquarters of 9278, which shall be located in the City of New York, except for reasonable travel which may be required of the Executive.

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         (d)  Each Company agrees that it shall nominate the Executive to be a director of such Company at each election of directors of such Company to be held during the Employment Period (as defined below), and to recommend to the shareholders of such Company to vote their shares in favor of the election of the Executive as a director of such Company at all such meetings. The Executive agrees to serve as a director of each Company for no additional consideration, except as may be provided to all directors generally.

         2. Term of Employment. This Agreement shall commence on the date hereof and end on the third anniversary of the date hereof, unless sooner terminated as provided in Section 5 hereof, and subject to extension as hereinafter provided (the "EMPLOYMENT PERIOD"). At the expiration of the initial three (3) year Employment Period, and any extension thereof, the Employment Period shall automatically be extended, without any action on the part of either Company or the Executive for an additional period of one (1) year, unless a Company shall have submitted a written notice of non-extension to the Executive or the Executive shall have submitted a written notice of non-extension to one or both of the Companies, in each case not less than four (4) months prior to the expiration of the then scheduled Employment Period.


         3.  Compensation and Benefits.

         3.1 Base Salary. ILink shall pay the Executive a base salary per annum ("BASE SALARY") in each year of Employment Period as follows:

                    YEAR                             BASE SALARY
                    ----                             -----------
                   First                              $200,000
                   Second                             $225,000
                   Third                              $250,000

         The Base Salary may be increased from time to time in the sole discretion of the Compensation Committee of the Board of Directors of iLink and in any event will be increased annually to reflect corresponding increases in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average. The Base Salary shall be payable at such intervals as salaries are paid by iLink to its other executive employees.

         3.2 Cash Bonuses and Stock Option Grants. In addition to the Base Salary, with respect to each fiscal year during the Employment Period, iLink shall compensate the Executive with cash bonuses and stock option grants in amounts to be determined by the Compensation Committee of the Board of Directors of iLink, in its sole discretion, based upon, among other things, the growth of such Company through acquisitions, iLink's economic performance and, if iLink's Common Stock is publicly traded, increases in the market price of iLink's Common Stock.


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         3.3 Benefit Plans. During the Employment Period, the Executive shall be entitled to participate in all plans adopted for the general benefit of iLink's employees or executive employees, such as pension plans, medical plans, investment plans and group or other insurance plans and benefits, to the extent that the Executive is and remains eligible to participate therein and subject to the eligibility provisions of such plans in effect from time to time. The Executive shall be reimbursed for his reasonable out-of-pocket expenses incurred in the performance of his duties upon submission of appropriate evidence thereof in conformity with iLink's normal company policy.

         3.4 Automobile. The Companies shall lease a luxury automobile for the exclusive use and benefit of the Executive. If an automobile is currently leased by either Company for the benefit of the Executive, the replacement automobile shall be of a type similar to the one currently leased. The lease shall contain a clause allowing the Executive to purchase the automobile at the termination of the term of the lease.

         3.5 Indemnification. Each Company hereby agrees to indemnify and hold harmless the Executive to the full extent permitted by the corporate law and other relevant statutes in the applicable jurisdiction of incorporation. Each Company agrees to advance to the Executive, as and when incurred by the Executive, all costs and expenses arising from any claim as to which such Company is providing indemnification hereunder.


         4. Vacation. For each year during the Employment Agreement, the Executive shall be entitled to paid vacation in accordance with iLink's standard policy, but in no event shall the Executive be entitled to less than four (4) weeks vacation per annum.

         5. Termination.

         5.1 Death. This Agreement shall automatically terminate upon the death of the Executive, whereupon the Companies shall be obligated to pay to the Executive's estate any unpaid Base Salary through the date of death and Bonus, if any, as determined by the Board of Directors. Amounts payable under this
Section 5.1 shall be payable at the times and intervals set forth in Sections
3.1 and 3.2 hereof.

         5.2 Disability. The Companies shall have the right to terminate this Agreement during the continuance of any Disability of the Executive, as hereafter defined, upon fifteen (15) days' prior notice to the Executive during the continuance of the Disability. "Disability" for purposes of this Section 5.2 shall mean an inability by the Executive to perform a substantial portion of the Executive's duties hereunder by reason of physical or mental incapacity or disability for a total of one hundred eighty (180) days or more in any consecutive period of three hundred and sixty-five (365) days, as determined by the Board of Directors in its good faith judgment. In the event of a termination by reason of the Executive's Disability, the Companies shall be obligated to pay the Executive any unpaid Base Salary through the date of termination,


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and Bonus, if any, as determined by the Board of Directors. Amounts payable under this Section 5.2 shall be payable at the times and intervals set forth in Sections 3.1 and 3.2 hereof.

         5.3 Termination by the Company for Due Cause. Nothing herein shall prevent a Company from terminating Executive's employment for Due Cause. Executive shall continue to receive salary for the period ending with the date of such termination as provided in this Section 5.3. Any rights and benefits he may have in respect of any other compensation or employee benefit plans or programs of such Company shall be determined in accordance with the terms of such other compensation arrangements or such other plans or programs.

         The term "Due Cause", as used herein, shall mean that (a) the Executive has committed a willful, serious act, such as embezzlement, against the Company intending to enrich himself at the expense of the Company or (b) the Executive, in carrying out his duties hereunder, has been guilty of willful, gross negligence resulting in either case in material harm to the Company (this provision shall not apply to any particular instance which is merely the result of any good faith error in judgment), (c) the willful and continued failure by Executive to substantially perform his duties with the Company (other than any such failure resulting from Executive's incapacity due to physical or mental illness), after a demand for substantial performance is delivered to Executive by the Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed his duties, or (d) the willful engaging by Executive in gross misconduct materially and demonstrably injurious to the Company. For purposes of this paragraph, no act, or failure to act, on Executive's part shall be considered "willful"unless done, or omitted to be done, by Executive, not in good faith and without reasonable belief that Executive's action or omission was in the best interest of the Company.

                  Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Due Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to Executive and an opportunity for Executive, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive was guilty of conduct set forth above and specifying the particulars thereof in detail.

                  5.4 Termination by the Company other than for Due Cause. The foregoing notwithstanding, a Company may terminate the Executive's employment for whatever reason it deems appropriate, provided, however, that in the event such termination is not due to permanent disability as provided in Section 5.2, or based on Due Cause as provided in Section 5.3, the Executive will continue to receive his Base Salary as provided in Section 3 for the remaining Term of the Agreement (as it may be extended), but in no event for more than thirty-five
(35) months or less than twenty-four (24) months from the date of such termination. During the period of salary continuation hereunder, the Executive will be entitled to continued benefit coverage and benefit credits as provided in Section 3 hereof or the economic equivalent.


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         5.5 Termination by the Executive for Good Reason. Executive may
terminate his employment by either Company under this Agreement for Good Reason in which event the Company shall still have the same obligations to Executive under this Agreement as provided for in Section 5.4.

         (a)  "Good Reason" shall mean:

              (i) Without Executive's express written consent, the assignment to Executive of any duties inconsistent with his positions, duties, responsibilities and status with the Company or a change in his reporting responsibilities, title or offices, or any removal of Executive from or any failure to re-elect him to any of such positions, except in connection with the termination of his employment for Due Cause, Disability or Retirement or as a result of his death, or by Executive other than for Good Reason;

             (ii) A reduction in Executive's Base Salary or benefits or a breach of the Company's obligations undertaken in this Agreement;

            (iii) In the event of the occurrence of a Change in Control, this Agreement may be terminated by Executive upon the occurrence thereafter of one or more of the following events (in addition to those enumerated above):

                   (A) Any failure to elect or re-elect Executive, or removal of
                       Executive, as a director of the Company (or any successor thereto), if Executive shall have been a director of the Company immediately prior to the Change in Control, or the office of the Company which Executive held immediately prior to a Change in Control;

                   (B) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which Executive had immediately prior to the Change in Control, or the termination of Executive's rights to any Benefits to which he was entitled immediately prior to the Change in Control or a reduction in scope or value thereof without the prior


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                       written consent of Executive, any of which is not
                       remedied with ten (10) calendar days after receipt by the Company of written notice from Executive of such change, reduction or termination, as the case may be;

                   (C) A determination by Executive made in good faith that as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, he has been rendered substantially unable to carry out, or has been substantially hindered in the performance of, any of the authorities, powers, functions, responsibilities or duties attached to his position immediately prior to the Change in Control, which situation is not remedied within ten (10) calendar days after receipt by the Company of written notice from Executive of such determination;


                   (D) The liquidation, dissolution, merger, consolidation or reorganization of the Company or transfer of all or a significant portion of its business and/or assets unless the successor or successors (by liquidation, merger, consolidation, reorganization or otherwise) to which all or a significant portion of its business and/or assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of the Company under this Agreement; or

                   (E) The Company shall relocate its principal executive
                       offices or require Executive to have as his principal location of work any location which is in excess of 50 miles from the location thereof immediately prior to the Termination Date or to travel away from his office in the course of discharging his responsibilities or duties hereunder more than thirty (30) consecutive calendar days or an aggregate of more than sixty (60) calendar days in any consecutive 365-calendar day period without in either case his prior consent.

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              (iv)  Executive is not elected a director or appointed Chairman of the Board of the Company.

         (b) Change in Control. For purposes of this Agreement, a "Change in Control" of a Company shall have occurred if at any time durin g the term (as that term is hereafter defined), any of the following events shall occur:

              (i) The Company is merged, or consolidated, or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than 51% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting securities of the Company immediately prior to such transaction;

              (ii) The Company sells all or substantially all of its assets to any other corporation or other legal person and thereafter less than 51% of the combined voting power of the then-outstanding voting securities of the acquiring or consolidated entity are held in the aggregate by the holders of voting securities of the Company immediately prior to such sale;

              (iii) There is a report filed after the date of this Agreement on
                    Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13 d-3 or any successor rule or regulation promulgated under the Exchange Act) representing 25% or more of the combined voting power of the then-outstanding voting securities of the Company;

              (iv) The Company shall file a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 5(f) of Schedule 14A thereunder (or any successor schedule, form or report or item therein) that the change in control of the Company has or may have


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                    occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

              (v) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of such period.

         5.6 Notice of Termination. Any Notice of Termination by a Company pursuant to Section 5.4 or by Executive pursuant to Section 5.5 shall be communicated by written Notice of Termination to the other party hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         5.7  Date of Termination. "Date of Termination" shall mean:

              (a) If Executive's employment is terminated pursuant to Section 5.5, the date specified in the Notice of Termination, and


              (b) If Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that if within thirty (30) days after any Notice of Termination is given, one party notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal thereof having expired and no appeal having been perfected).

         6.   Restrictions.

              6.1  Confidentiality.

                   (a) The Executive recognizes that the Executive's position with the Companies is one of trust and confidence. The Executive acknowledges that, during the course of the Executive's employment with the Companies, the Executive has been and will necessarily become acquainted with confidential information relating to the customers and suppliers (including names, addresses and telephone numbers) of each Company, and trade secrets,

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processes, methods of operation and other information, which such Company regards as confidential and in the nature of trade secrets (collectively "Confidential Information"). The Executive acknowledges and agrees that the Confidential Information is of incalculable value to the Company and that the Company would suffer damage if any of the Confidential Information was improperly disclosed.

                   (b) The Executive covenants and agrees that the Executive will not, at any time during or after the termination of the Executive's relationship with the Companies, reveal, divulge, or make known to any person, firm or corporation, any Confidential Information made known to the Executive or of which the Executive has become aware, regardless of whether developed, prepared, devised or otherwise created in whole or in part by the efforts of the Executive, except and to the extent that such disclosure is necessary to carry out the Executive's duties for a Company. The Executive further covenants and agrees that the Executive shall retain all Confidential Information in trust for the sole benefit of the respective Company, and will not divulge or deliver or show any Confidential Information to any unauthorized person including, without limitation, any other employer of the Executive.

              6.2 Non-Competition. 9278 is in the business of wholesaling prepaid phone cards (the "BUSINESS"). Executive acknowledges and the highly competitive nature of the industry in which the Business is involved. Accordingly, in consideration of the premises contained herein, the consideration to be received hereunder, stock options to be granted Executive, Executive shall not, during the Non-Competition Period (as defined below): (i) directly or indirectly engage, whether or not such engagement shall be as a partner, stockholder, affiliate or other participant, in any Competitive Business (as defined below), or represent in any way any Competitive Business, whether or not such engagement or representation shall be for profit providing services to customers of iLink or its affiliates; (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between iLink or 9278 and any other person or entity, including, without limitation, any customer, supplier, employee or consultant iLink or 9278; (iii) induce any employee of iLink or 9278 to terminate his employment with such Company or to engage in any Competitive Business in any manner described in the foregoing clause (i) (as well as an officer or director of any Competitive Business); or
(iv) affirmatively assist or induce any other person or entity to engage in any Competitive Business in any manner described in the foregoing clause (i) (as well as an officer or director of any Competitive Business). Anything contained in this Section 6.2 to the contrary notwithstanding, an investment by Executive in any publicly-traded company in which Executive and his affiliates exercise no operational or strategic control and which constitutes less than 5% of the capital of such entity shall not constitute a breach of this Section 6.2.

         Notwithstanding anything to the contrary contained in this Agreement, Executive shall not be prohibited from serving as a non-employee director of any other business entity during the Non-Competition Period; provided, however, that such service does not constitute an impermissible conflict of interest under the law of the applicable jurisdiction of incorporation


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and does not interfere in any material respect with Executive's ability to perform his duties hereunder.

         As used herein, "Non-Competition Period" shall mean the period commencing on the date hereof and terminating on the Termination Date; provided, however, that if the Term of Employment shall have been terminated by the Company, pursuant to Section 5.3, or by the Executive other than pursuant to
Section 5.5, then "Non-Competition Period" shall mean the period commencing on the date hereof and ending on the first anniversary of the Termination Date. "Competitive Business" shall mean any business in any State of the United States in any line of business in which the iLink or 9278 was engaged or had a formal written plan to enter as of the Termination Date.

         Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder and pursuant to other agreements between the Company and Executive to justify clearly such restrictions which, in any event (given his education, skills and ability), Executive does not believe would prevent him from earning a living.

         If at any time the provisions of this Section 6 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 6 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Section 6 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

         7. Enforcement. The Executive acknowledges that iLink or 9278 will suffer substantial and irreparable damages not readily ascertainable or compensable in terms of money in the event of the breach of any of the Executive's obligations under Section 6 and hereof. The Executive therefore agrees that the provisions of Section 6 shall be construed as an agreement independent of the other provisions of this Agreement and any other agreement and that iLink or 9278, in addition to any other remedies (including damages) provided by law, shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction thereof. The rights and remedies set forth in this Section 7 shall be in addition to, and not in lieu of, any other rights and remedies available to such Company under law or equity.

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         8.   Miscellaneous Provisions.

              8.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, and understandings between the parties with respect to the subject matter hereof.

              8.2 Modification. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties or in the case of a waiver, by the party waiving compliance.

              8.3 Waiver. The failure of either party at any time or times to require performance of any provision hereof in no manner shall affect the right at a later time to enforce the same. No waiver by either party of a breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or a waiver of any other term or covenant contained in this Agreement.

              8.4 Notices. All notices, demands, consents or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) upon the earlier of receipt, one business day after being sent by telecopier or three business days after being sent by registered or certified mail: (i) if to either Company, at the principal business address of such Company in the City of New York, (ii) if to the Executive, at the home address of Executive as set forth on the payroll records of the Company, or in either case, to such other address as either party shall hereafter specify by notice to the other party. Copies of all notices given pursuant to this paragraph shall be simultaneously sent to Craig S. Libson, Esq., c/o Parker Duryee Rosoff & Haft, 529 Fifth Avenue, 8th Floor, New York, New York 10017. Irrespective of the foregoing, notice of change of address shall be effective only upon receipt.

              8.5 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed wholly within such state.

              8.6 Arbitration. Any controversy or claim arising out of or relating to this Agreement, the making, interpretation or the breach thereof, other than a claim solely for injunctive relief for any alleged breach of the provisions of Section 6 as to which the parties shall have the right to apply for specific

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performance to any court having equity jurisdiction, shall be resolved by arbitration in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof and any party to the arbitration may, if such party so elects, institute proceedings in any court having jurisdiction for the specific performance of any such award. The powers for the arbitrator or arbitrators shall include, but not be limited to, the awarding of injunctive relief. The arbitrator shall include in any award in the prevailing party's favor the amount of his or its reasonable attorney's fees and expenses and all other reasonable costs and expenses of the arbitration. In the event the arbitrator does not rule in favor of the prevailing party in respect of all the claims alleged by such party, the arbitrator shall include in any award in favor of the prevailing party the amount of his or its reasonable costs and expenses of the arbitration as he deems just and equitable under the circumstances. Except as provided above, each party shall bear his or its own attorney's fees and expenses and the parties shall bear equally all other costs and expenses of the arbitration.

              8.7 Assignability. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. A Company may assign its rights, together with its obligations hereunder, only to a successor by merger or by the purchase of all or substantially all of the assets and business of such Company and such rights and obligations shall inure to, and be binding upon, any such successor.

              8.8 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective legal representatives, heirs, permitted successors and permitted assigns.

              8.9 Headings and Word Meanings. Headings and titles in this Agreement are for convenience of reference only and shall not control the construction or interpretation of any provisions hereof. The words "herein," "hereof," "hereunder" and words of similar import, when used anywhere in this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural unless the context otherwise requires.

              8.10 Separability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

              8.11 Currency. All amounts to be paid hereunder shall be paid in lawful money of the United States of America.

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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                            ILINK TELECOM INC.

                                            By: /s/ Amar Bahadorrsingh
                                                ----------------------
                                                Name: Amar Bahadoorsingh
                                                Title: President

                                            9278 DISTRIBUTORS INC.

                                            By: /s/ Amar Bahadoorsingh
                                                ----------------------
                                                Name: Amar Bahadoorsingh
                                                Title: President

                                                /s/ Sajid Kapadia
                                                ----------------------
                                                 Sajid Kapadia

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